Exhibit 99.3

Americold Realty Trust to Form Strategic Joint Venture in Brazil and Acquire 15% Ownership in SuperFrio for BRL $118 Million
- Leading Temperature Controlled Storage Operator in Brazil -

ATLANTA, February 20, 2020 -- Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition, and development of temperature-controlled warehouses, today announced that the Company has entered into a strategic joint venture to own approximately 15% of SuperFrio Armazéns Gerais SA (“SuperFrio”), a leading temperature-controlled storage operator in Brazil, for approximately BRL $118 million (equivalent to approximately USD $28 million based on current exchange rates) in cash consideration. The closing of this transaction is subject to customary closing conditions and is expected to occur in the first quarter of 2020.
Brazil is the ninth largest economy in the world, with a population of approximately 210 million people. Brazil is also a key market in the global food chain, as it is a leading exporter of beef, poultry and other commodities. SuperFrio currently operates 16 facilities, totaling 35.1 million cubic refrigerated feet.
“We are very pleased to announce our partnership with SuperFrio in Brazil. Through this joint venture, we are able to enter a strategic market in terms of both consumption and production. Establishing a presence in Brazil will help us to better service current and future Americold customers. SuperFrio has built a high quality portfolio and a sophisticated platform with a track record of growth and value creation. This agreement allows Americold to partner with leaders in the Brazilian market while providing for future growth through roll-up acquisitions and selective development projects, with the option to acquire full ownership of SuperFrio starting in 2023,” stated Fred Boehler, President and Chief Executive Officer of Americold Realty Trust.
SuperFrio is currently owned by Pátria Investimentos (“Pátria”), a leading Brazilian private equity firm with approximately USD $14 billion of assets under management. Americold will gain a seat on SuperFrio’s Board of Directors and retains the exclusive right to acquire the remaining ownership in the Company during a designated exercise window starting in 2023. Under the terms of the agreement, Americold will commit to fund up to an additional BRL $127 million (equivalent to approximately USD $30 million based on current exchange rates), at its pro-rata share for the joint venture’s acquisition and development activity over the next two years.
The acquisition is expected to be funded with a combination of cash on hand and revolver proceeds, and is expected to be accretive on a leverage neutral basis.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to the partial ownership of properties.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 178 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina, as of December 31st, 2019. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com